UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2011

LAM RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12933	94-2634797
(Commission File Number)	(IRS Employer Identification Number)

4650 Cushing Parkway

Fremont, California 94538

(Address of principal executive offices including zip code)

(510) 572-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.	2
Item 9.01 Financial Statements and Exhibits	4
SIGNATURES
EXHIBIT INDEX
EX-99.1
SIGNATURES	5

Item 8.01 Other Items.

On May 6, 2011, Lam Research Corporation (the “Company”) issued a press release announcing the pricing of its private offering of $750 million in aggregate principal amount of convertible senior notes, an increase from the $700 million in aggregate principal amount previously announced. The notes will be issued in two tranches of $375 million each (an increase from $350 million each) due in May 2016 (the “2016 Notes”) and May 2018 (the “2018 Notes,” and together with the 2016 Notes, the “Notes”), respectively, and will be sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The Notes will be senior unsecured obligations of the Company. The 2016 Notes will bear interest at a rate of 0.50% per year, and the 2018 Notes will bear interest at a rate of 1.25% per year, in each case, payable semi-annually. The Notes will each be convertible into cash and shares, if any, of the Company’s common stock. The conversion rate for each of the 2016 Notes and the 2018 Notes will initially be 15.8687 shares per $1,000 principal amount, which is equivalent to an initial conversion price of approximately $63.02 per share of common stock. The initial conversion price of the Notes represents a premium of approximately 32.5% to the $47.56 per share closing price of the Company’s common stock on May 5, 2011. The Notes will be convertible prior to February 15, 2016 in the case of the 2016 Notes and prior to February 15, 2018 in the case of the 2018 Notes, only upon the occurrence of certain circumstances, and will be convertible thereafter regardless of these circumstances. Upon conversion of the Notes, holders will receive cash up to the principal amount of each Note converted, and any excess conversion value above the principal amount of the Note will be delivered in shares of the Company’s common stock. The Company has granted to the initial purchasers the right to purchase an additional $75 million (an increase from $50 million) in aggregate principal amount of each tranche to cover over-allotments.

The sale of the Notes is expected to close on May 11, 2011, subject to customary closing conditions.

The Company estimates that the net proceeds from the offering will be approximately $735,500,000, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company.

The Company intends to use a portion of the net proceeds of the offering to repurchase approximately 1,000,000 shares of its common stock from purchasers of Notes in privately negotiated transactions effected through one of the initial purchasers. The price of the common stock repurchased in such transactions will be $47.56 per share, the closing price of the Company’s common stock on May 5, 2011. This activity could affect the market price of the Company’s common stock concurrently with, or shortly after, the pricing of the Notes, and could result in a higher effective conversion price for the Notes. In addition, following this offering the Company may from time to time repurchase additional shares of common stock pursuant to its stock repurchase program. Any future repurchases could affect the market price of the Company’s common stock or the Notes.

In connection with the pricing of the Notes, the Company entered into privately negotiated convertible note hedge and warrant transactions with the initial purchasers or their respective affiliates. The Company intends to use a portion of the net proceeds to pay the cost of the convertible note hedge transactions (taking into account the proceeds to it from the sale of the warrants); the resulting net cost of these transaction to the Company will be approximately $39,412,500. If the initial purchasers exercise their over-allotment option with respect to a series of Notes, the Company expects to sell additional warrants and use a portion of the net proceeds from the sale of the additional Notes, together with the proceeds from the additional warrants, to enter into additional convertible note hedge transactions.

The balance of the net proceeds of the offering is intended to be used for general corporate purposes, including working capital and capital expenditures. The Company may also use a portion of the net proceeds to acquire other businesses, products or technologies, or to repurchase shares of its common stock under its share repurchase program. The Company does not have agreements or commitments for any specific acquisition at this time.

The following table shows the Company’s cash, cash equivalents and marketable securities, and capitalization as of March 27, 2011 on an actual basis and as adjusted to give effect to the offering of the Notes and of approximately $735,500,000 of net proceeds of such offering.

This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s consolidated financial statements, including the accompanying notes, appearing in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 27, 2011, which is incorporated by reference herein.

	As of March 27, 2011
	Actual	As Adjusted[4]
	(Unaudited, in thousands, except share amounts)
Cash and cash equivalents	$942,710	$1,591,230

Long-term debt: % convertible senior notes due 2016[1] % convertible senior notes due 2018[2]	— —	311,475 287,588
Other long-term debt and liabilities	825,339	881,186

Total long-Term Debt and liabilities	825,339	1,480,249
Stockholders’ equity:
Preferred stock, $0.001 par value: 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value: 400,000,000 shares authorized; 124,037,124 shares issued and outstanding	124	124
Additional paid-in capital[3]	1,472,969	1,582,655
Treasury stock	(1,713,895)	(1,761,455)
Accumulated other comprehensive other income	(198)	(198)
Retained earnings	2,564,156	2,564,156

Total stockholders’ equity	2,323,156	2,385,282

Total capitalization	$3,148,495	$3,865,531

This table excludes the following shares:

•	408,239 shares issuable upon exercise of options at a weighted average exercise price of $21.66 per share as of March 27, 2011;

•	2,263,966 shares issuable upon the vesting of restricted stock units outstanding as of March 27, 2011;

•	a total of 19,083,818 shares of common stock reserved for future issuance under the Company’s stock incentive and employee stock purchase plans as of March 27, 2011;

•	the shares of common stock issuable upon conversion of the Notes; and

•	the shares of common stock issuable upon exercise of the warrants entered into in connection with the offering.

1	As adjusted amount shown reflects the application of Accounting Standards Codification, ASC 470-20, “Debt with Conversion and Other Options” (“ASC 470-20”), which requires issuers to separately account for the debt and equity components of convertible liability instruments with cash settlements . In accordance with ASC 470-20, the $375.0 million principal amount of the 2016 Notes has been characterized (and, to the extent applicable, reflected in the table above) as follows:

Deferred tax liabilities	$23.5 million
Long-term debt	311.5 million
Additional paid-in-capital	40.0 million

Total	$375.0 million

2	As adjusted amount shown reflects the application of Accounting Standards Codification, ASC 470-20, “Debt with Conversion and Other Options” (“ASC 470-20”), which requires issuers to separately account for the debt and equity components of convertible liability instruments with cash settlements . In accordance with ASC 470-20, the $375.0 million principal amount of the 2018 Notes has been characterized (and, to the extent applicable, reflected in the table above) as follows:

Deferred tax liabilities	$32.3 million
Long-term debt	287.6 million
Additional paid-in-capital	55.1 million

Total	$375.0 million

3	The increase in additional paid-in-capital reflects an increase of $95.1 million for the conversion feature of the Notes, a decrease of $95.1 million for the concurrent convertible note hedge transactions, an increase of $111.5 million for the warrant transactions and a decrease of $1.8 million for issuance costs.

4	As adjusted amount reflects the use of a portion of the net proceeds to repurchase 1,000,000 shares of the Company’s common stock at $47.56 per share.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

  99.1        Press Release dated May 6, 2011 regarding pricing of an offering of convertible notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2011

LAM RESEARCH CORPORATION

By:	/s/ George M. Schisler, Jr.
George M. Schisler, Jr.
Vice President, General Counsel and Secretary

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